Exhibit 10.10

FIRST AMENDMENT TO CONSTRUCTION LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CONSTRUCTION LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of January 31, 2020, by and between 165 TOWNSHIP LINE ROAD OWNER LLC, a Delaware limited liability company (“Borrower”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank (“Lender”), as successor by merger to BENEFICIAL BANK, a Pennsylvania financial institution.

BACKGROUND

A. Borrower and Lender are parties to a Construction Loan and Security Agreement dated October 20, 2017 (the “Loan Agreement”).

B. All capitalized terms used herein without definition shall have the same meanings given to such terms in the Loan Agreement.

C. Borrower and Lender shall have agreed to make certain amendments to the Loan Agreement, all on the terms hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and incorporating the foregoing recitals by reference, covenant and agree as follows:

1. Incorporation of Background; Definitions. The Background provisions set forth above are hereby incorporated herein by reference.

2. Advance of Loan Proceeds Evidenced by TI/LC Note. Notwithstanding anything to the contrary contained in Section 3.3 of the Loan Agreement, all of the Loan proceeds evidenced by the TI/LC Note shall be advanced to Borrower on the date hereof by depositing such Loan proceeds into the Operating Account.

3. Modification of Section 5.5. Section 5.5(a) of the Loan Agreement is hereby deleted and replaced in its entirety as follows:

(a) Commencing on the first day of the first calendar month after the date hereof and continuing on the first day of each calendar month thereafter until the date, if ever, that Wells Fargo ceases to have any right to early terminate its lease with Borrower, Borrower shall deposit $8,900.00 with Lender (such deposits, the “TI/LC Reserve”). The TI/LC Reserve shall be used solely for the costs of Tenant Improvements and Leasing Commissions in accordance with Section 3.3 hereof.

4. Release of Debt Service Reserve. Section 5.6 of the Loan Agreement is hereby deleted and replaced in its entirety as follows:

Upon execution of the Loan Agreement, Borrower deposited $400,000 (the “Debt Service Reserve”) with the Lender. The Debt Service Reserve was held in a segregated interest bearing account (the “Debt Service Account”). All interest earned on the Debt Service Account accrued to the benefit of Borrower and was added to the Debt Service Reserve.

The Debt Service Reserve shall be released by Lender to Borrower on the date hereof, by depositing it into the Operating Account.

5. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender that:

(a) all of the representations and warranties contained in the Loan Agreement remain true and correct in all material respects as of the date of this Amendment;

(b) the Loan Documents, as modified hereby, are valid, binding and enforceable; no event of default exists and no condition has occurred, which, with the giving of notice or the lapse of time would constitute an Event of Default;

(c) the outstanding principal balance of the Note as of the date hereof (prior to the advance of the proceeds evidenced by the TI/LC Note) is $8,322,314.80; and

(d) it has no set off, defense or counterclaim to its obligations under the Note and the other Loan Documents, all of which documents remain binding upon Borrower, unmodified and in full force and effect, except as modified hereby.

6. Release. Borrower hereby releases any claim which it may have against Lender or its agents with respect to the Loan or any of the Loan Documents, which Borrower now has or may have, from October 20, 2017 to the date hereof.

7. Modification Fee and Expenses. In consideration of Lender’s execution of this Amendment, Borrower shall pay all of Lender’s reasonable third party costs incurred in connection with this Amendment, including, without limitation, reasonable counsel fees.

8. Conflicts. If any of the provisions of this Amendment conflict with the provisions of the Loan Agreement, the provisions of this Amendment shall control.

9. Governing Law; Binding Effect. This Amendment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. No Other Modifications. Except as expressly modified hereby, the Loan Agreement remains unmodified and in full force and effect, and is enforceable against Borrower in accordance with its terms. Without limiting the generality of the preceding sentence, all rights and remedies of Lender under the Loan Agreement survive the making of this Amendment and shall continue in full force and effect.

11. Captions. The captions contained herein are not a part of this Amendment; they are only for the convenience of the parties hereto and do not in any way modify, amplify or give full notice of any of the terms or conditions of this Amendment.

12. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall have the force and effect of an original, and all of which shall constitute but one document. Electronic pdf copies of this Amendment shall be deemed originals for the purpose of determining the enforceability of this Amendment.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

165 TOWNSHIP LINE ROAD OWNER LLC, a Delaware limited liability company

By:	165 TOWNSHIP LINE ROAD MEMBER LLC, a Delaware limited liability company, its sole member

By:	165 Township Line Road Managing Member, a Delaware limited liability company, its managing member

By:	JOSS Realty Partners B LLC, a Delaware limited liability company, its managing member

By:	/s/ Larry Botel
Larry Botel, Sole member

LENDER:

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Paul Glanville
Paul Glanville,
Senior Vice President